Exhibit 10.67

FIRST AMENDMENT TO

MASTER DISTRIBUTION AGREEMENT

This First Amendment to the Master Distribution Agreement (“First Amendment”) is made effective as of February 14, 2005 (the “Effective Date”), by and between JOE’S JEANS, INC., a Delaware corporation, with its principle place of business at 5900 S. Eastern Avenue, Commerce, California 90040, USA, (hereinafter referred to as “JOE’S”) and BEYOND BLUE, INC., a California corporation, with its principle place of business at 815 Moraga Drive, Second Floor, Los Angeles, California 90049, USA (hereinafter referred to as “BBI”) and collectively know as (the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties entered into that certain Master Distribution Agreement dated effective as of January 1, 2004 pursuant to which the Parties entered into an exclusive distribution arrangement for the Joe’s and Joe’s Jeans Products in the Territory (the “Master Agreement”); and

WHEREAS, in connection with the execution of a separate Master Distribution Agreement between the Parties for the distribution of certain products bearing the indie™ trademark owned by JOE’S, the Parties wish to amend the Master Agreement to provide for a lower wholesale price to be paid by BBI to JOE’S as set forth in Section 6.1 of the Master Agreement;

NOW, THEREFORE, in consideration of the foregoing, the Parties to this Agreement hereby agree as follows:

1.                                       The Parties hereby delete the reference to “twenty-seven and five tenths percent (27.5%)” set forth in line 2 of Section 6.1 of the Master Agreement in its entirety and replace it with “twenty-two and one-half percent (22.5%)” which shall be in force as of the Effective Date hereinabove, subject to the following conditions:

a.                                                               The Parties hereby acknowledge that the terms of Section 1.2(b) shall remain in full force and effect up until the expiration of that certain master distribution and licensing agreement by and between JOE’S and Itochu Corporation (“Itochu”) dated July 1, 2003 (the “Itochu Agreement”), as assigned by JOE’S to BBI on August 31, 2004 pursuant to Section 28.1 of the Itochu Agreement.  Upon said expiration of the Itochu Agreement, the territory of Japan shall be subject to the wholesale price adjustment of twenty-two and on-half percent (22.5%) as made pursuant to Paragraph 1 hereinabove; and

b.                                                              All sales made and/or associated to American Retro from the Effective Date through March 31, 2005 shall be and/or remain at a twenty-five percent (25%) discount, and all sales made and/or associated to American Retro from April 1, 2005 through the end of the Term of the Master

Agreement (as defined therein) shall be at twenty-two and one-half percent (22.5%) as made pursuant to Paragraph 1 hereinabove.

2.                                       BBI shall have a right to renew the Master Agreement for a two (2) year period (“Renewal Period”), which shall be exercised in writing by BBI on or before six (6) months prior to the expiration of said Master Agreement.  Said Renewal Period shall be subject to the same terms and conditions of the Master Agreement, save and except for the following condition:

a.               BBI shall achieve the following Guaranteed Net Wholesale (“GNW”) sales:

Year 1 Renewal Period:                                                                      $10,000,000 (“Year 1 Renewal Period”)

Year 2 Renewal Period:                                                                      $12,000,000 (“Year 2 Renewal Period”)

In the event that BBI shall fail to meet its minimum GNW for the Year 1 Renewal Period, then JOE’S shall have the right to terminate the Agreement with BBI, thereby eliminating Year 2 Renewal Period.

3.                                       Except as set forth herein or as amended by the First Amendment, all other terms and conditions of the Master Agreement shall remain the same and shall be in full force and effect.  Any capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Master Agreement.  In the event of a conflict between this First Amendment and the Master Agreement, the Master Agreement shall govern.

4.                                       This First Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.  SIGNATURE PAGE TO FOLLOW.]

IN WITNESS WHEREOF, the parties have executed this First Amendment, as of the date first written above.

BEYOND BLUE, INC.	JOE’S JEANS, INC.

/s/ Harry Haralambus	/s/ Jay Furrow
By: Harry Haralambus	By: Jay Furrow
Title: President	Title: Chief Executive Officer